UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)      As disclosed in our Form 10-Q for the quarter ended June 30, 2012 (the “Second Quarter Form 10-Q”), in connection with the preparation of our condensed consolidated financial statements for the three months ended June 30, 2012, we determined that certain previously issued financial statements contained errors. At that time, we evaluated the errors under the Securities and Exchange Commission's (the “SEC”) authoritative guidance on materiality (Staff Accounting Bulletin No. 99) and the quantification of the effect of prior period misstatements on financial statements (Staff Accounting Bulletin No. 108) and determined that the impact of the errors, individually and in the aggregate, on prior period consolidated financial statements was immaterial. However, as the impact of correcting the cumulative effect of these errors would have been material to our projected results of operations for the year ended December 31, 2012, we concluded that we should revise our prior period financial statements in future filings.

Note 8 to our Second Quarter Form 10-Q includes a description of the errors and the effect of these errors to our prior period financial statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 and for the quarters ended March 31, 2012 and 2011, June 30, 2011, September 30, 2011 and December 31, 2011. There was no impact to our cash balances as a result of these adjustments, and these adjustments did not change net cash flows from financing activities. The impact of these adjustments on net cash flows from operating and investing activities was inconsequential.

After discussions with the SEC Staff regarding our assessment of the materiality of the identified errors, management and the Audit Committee of our Board of Directors, in consultation with our independent registered public accounting firm, concluded on October 29, 2012 that the audited financial statements included in our Form 10-K for the year ended December 31, 2011 and the unaudited financial statements included in our Form 10-Q for the quarter ended March 31, 2012 should no longer be relied upon by investors. As a result, we expect to restate our audited financial statements for the fiscal years ended December 31, 2011, 2010 and 2009 to reflect the corrections substantially disclosed in Note 8 to our Second Quarter Form 10-Q and an immaterial error identified in the third quarter of 2012. The restated audited financial statements will be reflected in a Form 10-K/A for the fiscal year ended December 31, 2011. For the same reasons, we also expect to restate our unaudited interim financial statements for the quarters ended March 31, 2012 and 2011. The restated unaudited interim financial statements will be reflected in a Form 10-Q/A for the quarter ended March 31, 2012. The unaudited interim financial statements for the three and six-month periods ended June 30, 2011 were previously revised in connection with the filing of the Second Quarter Form 10-Q. However, we plan to amend our Second Quarter Form 10-Q in order to update Note 8, to reflect the restatement of the prior period financial statements referenced above, and to reflect the immaterial error identified in the third quarter of 2012.

In connection with these restatements, we will reevaluate our internal controls over financial reporting as of December 31, 2011 and our disclosure controls and procedures as of December 31, 2011 and March 31, 2012, and we expect to determine that the material weakness identified in Part 1, Item 4 of our Second Quarter Form 10-Q existed as of those dates.

We expect to file our Form 10-Q for the quarter ended September 30, 2012 (the “Third Quarter Form 10-Q”) by the November 9, 2012 filing deadline. This Third Quarter Form 10-Q will include the restatement of our unaudited interim financial statements for the three and nine-month periods ended September 30, 2011. In addition, we intend to file the amended Form 10-K and amended Form 10-Qs referenced above in the next few weeks.

Management and the Audit Committee have discussed the matters disclosed in this report with PricewaterhouseCoopers LLP, our current independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: October 31, 2012	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Assistant Secretary